UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 24, 2011

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement

On October 24, 2011, Cubist Pharmaceuticals, Inc. (the “Company”) and its wholly-owned subsidiary, FRD Acquisition Corporation, a Delaware corporation (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Adolor Corporation, a Delaware corporation (“Adolor”), which was unanimously approved by the boards of directors of the Company and Adolor. Pursuant to the Merger Agreement Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of Adolor common stock for (a) $4.25 per share in cash (the “Closing Amount”), plus (b) one non-transferrable contingent payment right for each share of Adolor common stock (“CPR”), which represents the contractual right to receive up to $4.50 per share upon the achievement of certain milestones. If successful, the Offer will be followed by a merger of Purchaser with and into Adolor (the “Merger”).

In connection with the Merger Agreement, the Company and Purchaser entered into Tender and Voting Agreements with certain Adolor stockholders, pursuant to which such stockholders have agreed to tender into the Offer a number of shares held by such stockholders equal to approximately 2.65% of Adolor’s issued and outstanding common stock.

The transaction is expected to be completed in the fourth quarter of 2011. The consummation of the Offer and Merger are subject to various closing conditions including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions. The Merger Agreement also includes customary termination provisions for both Adolor and the Company and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Adolor will be required to pay the Company a termination fee of $10 million.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. This summary of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts.

In connection with the CPR, the Company will enter into a Contingent Payment Rights Agreement (the “CPR Agreement”) with a rights agent governing the terms of the CPR. The terms of the CPR agreement call for additional potential cash payments up to a maximum of $4.50 per CPR. The CPRs will be nontransferable. Each CPR will entitle its holder to a series of potential payments based on the achievement of certain milestones, which can be summarized as follows:

•                  $1.25 per CPR payable if ADL5945 receives FDA approval for the treatment of chronic opioid induced constipation (“OIC”) on or before July 1, 2019; and

•                  An additional  $1.75 per CPR payable if such FDA approval meets certain safety, efficacy, and timing criteria (“Additional FDA payment”); and

•                  $0.50 payable if ADL5945 receives centralized EU approval for the treatment of OIC on or before July 1, 2019; and

•                  An additional $1.00 per CPR payable if such centralized EU approval meets certain safety, efficacy, and timing criteria (“Additional EMA Payment”)

If, as of July 1, 2019:

•                                 the Additional FDA Payment has not been earned, up to $1.75 per CPR payable if certain commercial milestones for ADL5495 are reached; and

•                                 the Additional EMA Payment has not been earned, up to $1.00 per CPR payable if certain commercial milestones for ADL5495 are reached.

The foregoing description of the CPR Agreement does not purport to be complete and is qualified in its entirety by reference to the CPR Agreement, which is attached as annex IV to the Merger Agreement and is incorporated herein by reference.

Item  8.01                       Other Events

On October 24, 2011, the Company and Adolor issued a joint press release announcing entry into a definitive agreement to acquire Adolor. A copy of the joint press release is filed herewith as Exhibit 99.1 hereto and incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (SEC)

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of Adolor. Purchaser has not commenced the tender offer for the shares of Adolor stock described in this current report.

Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Adolor will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about the Company, Adolor, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by Purchaser and Adolor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting: the Company, Investor Relations, 781-860-8533, eileen.mcintyre@cubist.com, or Adolor, Investor Relations, 484-595-1500, swebster@adolor.com.

Item  9.01.                    Financial Statements and Exhibits.

(d)                Exhibits

2.1	Agreement and Plan of Merger, dated as of October 24, 2011, among Cubist Pharmaceuticals, Inc., FRD Acquisition Corporation and Adolor Corporation.

99.1	Joint Press Release dated October 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Name:	Tamara L. Joseph
Title:	Senior Vice President, General Counsel and Secretary

Date: October 24, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 24, 2011, among Cubist Pharmaceuticals, Inc., FRD Acquisition Corporation and Adolor Corporation.

99.1	Joint Press Release dated October 24, 2011.